Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 8, 2002 included in this Form 10-K, into Gables Realty Limited Partnership's previously filed Registration Statements on Form S-3 (File Nos. 333-30093 and 333-68359).

/s/ Arthur Andersen LLP

Atlanta, Georgia
March 25, 2002